EXHIBIT 23-C





                          CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the registration statements of Metropolitan Edison Company on Form S-3 (File
          Nos. 33-51001, 33-53673 and 33-53673-01) of our report dated
          February 5, 1997, on our audits of the consolidated financial statements and financial statement schedule of Metropolitan Edison Company and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K, for the year ended December 31, 1996.





          New York, New York
          March 10, 1997